EXHIBIT 99.2

2015
Third Quarter
 Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company’s (the “Company” or “AXP”) Third Quarter 2015 Earnings Release.

This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company’s financial and other goals, are set forth on pages 12-14 of this Supplement, in the Company’s 2014 Annual Report to Shareholders, in its 2014 Annual Report on Form 10-K, in its Quarterly Report on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 and in other reports on file with the Securities and Exchange Commission. In addition, certain calculations included within this supplement constitute non-GAAP financial measures and may differ from the calculations of similarly titled measures by other companies.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2015 OVERVIEW

FINANCIAL RESULTS
•	The Company reported $1.3B of net income in Q3’15, down 14% from $1.5B in Q3’14. This resulted in diluted EPS attributable to common shareholders of $1.24 per share, down 11% from $1.40 a year ago, reflecting higher spending on growth initiatives, certain previously renewed co-brand partnerships, and the stronger U.S. Dollar.

•	Total revenues net of interest expense were down 1% compared to Q3’14, and up 3% on an FX-adjusted basis.[1]

•	Q3’15 return on average equity (“ROE”) was 26.8%.

BUSINESS METRICS
•	Worldwide billed business of $258.9B was flat on a reported basis and grew 5% on an FX-adjusted basis,[1] compared to the prior year.

•	Worldwide Card Member loan balances of $68.9B increased 4% from $66.1B a year ago and 6% on an FX-adjusted basis,[2] reflecting higher Card Member spending levels and slightly higher revolve rates.

•	Worldwide lending write-off rates improved versus the prior year and the prior quarter, and remained near historical lows. The Company’s third quarter worldwide net lending write-off rate[3] was 1.3%, as compared to 1.4% in Q2’15 and 1.5% in Q3’14.

	Quarters Ended September 30,		Percentage Inc/(Dec)	Percentage Inc/(Dec) FX-Adjusted[1]
	2015	2014
Card billed business[4] (billions):
United States	$180.3	$173.0	4%
Outside the United States	78.6	85.1	(8)	8%
Total	$258.9	$258.1	0	5
Total cards-in-force (millions):
United States	56.4	54.5	3
Outside the United States	59.4	56.6	5
Total	115.8	111.1	4
Basic cards-in-force (millions):
United States	43.6	42.2	3
Outside the United States	49.0	46.3	6
Total	92.6	88.5	5
Average basic Card Member spending[5] (dollars):
United States	$4,498	$4,486	0
Outside the United States	$3,211	$3,523	(9)	6
Total	$4,165	$4,223	(1)	2

[1]	As reported in this Earnings Supplement, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (e.g., assumes the foreign exchange rates used to determine results for the three months ended September 30, 2015 apply to the period(s) against which such results are being compared). Certain amounts included in the calculations of FX-adjusted revenues and expenses, which constitute non-GAAP measures, are subject to management allocations. The Company believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.
[2]	Worldwide Card Member loan balances on an FX-adjusted basis is a non-GAAP measure. See Note 1 for an explanation of FX-adjusted information.
[3]	Rate reflects principal losses only. Net write-off rates including interest and/or fees are included in the Company’s Third Quarter 2015 Earnings Release, selected statistical tables.
[4]	For additional information about discount rate calculations and billed business, please refer to the Company’s Third Quarter 2015 Earnings Release, selected statistical tables.
[5]	Proprietary card activity only.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2015 OVERVIEW

Additional Billed Business Statistics:
(Growth vs. Q3’14)
	Percentage Inc/(Dec)	Percentage Inc/(Dec) FX-Adjusted[6]
Worldwide[7]
Total Billed Business	0%	5%
Proprietary billed business	1	4
GNS billed business[8]	(1)	13
Airline-related volume (8% of worldwide billed business)	(6)	0
U.S.[8]
Billed Business	4
Proprietary consumer card billed business[9]	4
Proprietary small business billed business[10]	7
Proprietary corporate services billed business[10]	0
T&E-related volume (26% of U.S. billed business)	3
Non-T&E-related volume (74% of U.S. billed business)	4
Airline-related volume (7% of U.S. billed business)	(3)
Outside the U.S.[8]
Billed Business	(8)	8
Japan, Asia Pacific & Australia (“JAPA”) billed business	(1)	14
Latin America & Canada (“LACC”) billed business	(23)	(4)
Europe, Middle East & Africa (“EMEA”) billed business	(4)	9
Proprietary consumer and small business billed business[11]	(13)	2
JAPA billed business	(7)	10
LACC billed business	(26)	(11)
EMEA billed business	(2)	11
Proprietary corporate services billed business[11]	(10)	5

[6]	See Note 1, page 1.
[7]	Captions not designated as “proprietary” or “GNS” include both proprietary and Global Network Services (“GNS”) data.
[8]	Included in Global Network and Merchant Services (“GNMS”).
[9]	Included in U.S. Card Services (“USCS”).
[10]	Included in Global Commercial Services (“GCS”).
[11]	Included in International Card Services (“ICS”).

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2015 OVERVIEW

Consolidated Statements of Income

(Preliminary)	Quarters Ended
(Millions, except percentages and per share amounts)	September 30,		Percentage
	2015	2014	Inc/(Dec)
Revenues
Non-interest revenues
Discount revenue	$4,778	$4,889	(2%)
Net card fees	679	680	0
Other fees and commissions[12]	727	746	(3)
Other	504	593	(15)
Total non-interest revenues	6,688	6,908	(3)
Net interest income	1,505	1,395	8
Total revenues net of interest expense	8,193	8,303	(1)
Provisions for losses
Charge card	203	196	4
Card Member loans	309	265	17
Other	17	27	(37)
Total provisions for losses	529	488	8
Total revenues net of interest expense after provisions for losses	7,664	7,815	(2)

Expenses
Marketing and promotion	847	783	8
Card Member rewards	1,763	1,695	4
Card Member services and other	269	205	31
Salaries and employee benefits	1,212	1,290	(6)
Professional services	687	731	(6)
Occupancy and equipment	523	432	21
Communications	84	91	(8)
Other, net	341	342	(0)
Total	5,726	5,569	3

Pretax income	1,938	2,246	(14)
Income tax provision	672	769	(13)
Net Income	$1,266	$1,477	(14)

Net income attributable to common shareholders[13]	$1,234	$1,466	(16)

Earnings Per Common Share-Basic
Net Income attributable to common shareholders	$1.24	$1.41	(12)

Earnings Per Common Share-Diluted
Net Income attributable to common shareholders	$1.24	$1.40	(11)
Average Shares Outstanding
Basic	994	1,041	(5)
Diluted	997	1,047	(5)

[12]	As of Q3’15, Travel Commissions & Fees and Other Commissions & Fees have been consolidated into Other Fees & Commissions.
[13]
Represents net income less (i) earnings allocated to participating share awards of $10MM and $11MM for the three months ended September 30, 2015 and 2014, respectively, and (ii) dividends on preferred shares of $22MM and nil for the three months ended September 30, 2015 and 2014, respectively.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2015 OVERVIEW

•
Discount Revenue:  Decreased 2%, reflecting flat billed business volumes and a decrease in the average discount rate, as well as increases in cash incentives, including cash rebate rewards and new Card Member acquisition offers.

-	The average discount rate[14] of 2.46% in Q3’15 decreased by 2 bps compared to 2.48%[15] in Q3’14. The decrease was driven in part by growth of the OptBlue program, changes in industry mix, and competition, partially offset by the decline in Costco merchant volume in Canada due to the expiration of our merchant agreement as well as changes in foreign exchange rates. As indicated in prior quarters, changes in the mix of spending by location and industry, volume-related pricing discounts, strategic investments, certain pricing initiatives, competition, pricing regulation (including regulation of competitors’ interchange rates) and other factors will likely result in continued erosion of the average discount rate over time.

•	Net Card Fees: Were flat versus Q3’14 and increased 6% on an FX-adjusted basis,[16] primarily reflecting growth in basic cards-in-force, as well as a benefit from certain pricing initiatives.

•	Other Fees and Commissions: Decreased 3% versus Q3’14 and increased 6% on an FX-adjusted basis.[16] The FX-adjusted increase was driven in part by higher Loyalty Coalition revenues as well as higher delinquency fees.

•	Other Revenues: Decreased 15% versus Q3’14 and 7% on an FX-adjusted basis.[16] The decrease on an FX-adjusted basis was driven by the gains from sales of Concur and ICBC shares in the prior year (combined $45MM in Q3’14).

•	Net Interest Income: Increased 8% versus Q3’14, reflecting a 4% increase in average Card Member loans and lower funding costs compared to Q3’14. Net interest income divided by average loans was 8.7% and worldwide net interest yield, a non-GAAP measure, was 9.5% in Q3’15 versus 9.3% in Q3’14.[17]

•	Charge Card Provision for Losses: Increased 4% due to higher write-off rates versus the prior year in USCS.

-	Worldwide Charge Card:

	Q3’15	Q2’15	Q3’14
USCS Net write-off rate	1.6%	1.6%	1.5%
ICS Net write-off rate	2.2%	2.1%	1.9%
GCS Net loss ratio as a % of charge volume	0.08%	0.09%	0.09%

USCS 30 days past due as a % of total	1.6%	1.5%	1.6%
ICS 30 days past due as a % of total	1.5%	1.4%	1.4%
GCS 90 days past billings as a % of total	0.7%	0.7%	0.8%

Worldwide Receivables (billions)	$44.3	$44.9	$45.1
Reserves (millions)	$441	$420	$432
% of receivables	1.0%	0.9%	1.0%

[14]	See Note 4, page 2.
[15]	In Q1’15, the Company reclassified amounts related to certain partner payments from marketing and promotion to discount revenue as a contra-revenue item. Prior periods have been revised to conform to the current period presentation. The previously reported rate for Q3’14 was 2.49%. See Other Items of Note, page 9.
[16]	Net Card Fees, Other Fees & Commissions and Other Revenues on an FX-adjusted basis are non-GAAP measures. See Note 1, page 1.
[17]	See Annex 2 for the calculation of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company’s Card Member loan portfolio.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2015 OVERVIEW

•	Card Member Loan Provision for Losses: Increased 17% versus the prior year due to growth in loans and a stabilization of credit performance versus the prior year. This quarter included a reserve build compared to a reserve release in the prior year.

-	Worldwide Loans:

	Q3’15	Q2’15	Q3’14
Net write-off rate[18]	1.3%	1.4%	1.5%
30 days past due loans as a % of total	1.0%	1.0%	1.1%

Total Loans (billions)	$68.9	$69.0	$66.1
Reserves (millions)	$1,164	$1,132	$1,146
% of total loans	1.7%	1.6%	1.7%
% of past due	164%	171%	165%

•	Other Provision for Losses: Decreased $10MM from Q3’14.
•	Marketing and Promotion Expense: Increased 8% versus a year ago and 14% on an FX-adjusted basis,[19] reflecting a ramp-up of spending on incremental growth initiatives.

•	Card Member Rewards Expense: Increased 4%, driven by an increase in rewards costs related to previously renewed co-brand partnerships.

-	The Company's Membership Rewards ultimate redemption rate for program participants remained 95% in Q3’15, in line with Q2’15 and Q3’14.

•	Card Member Services and Other Expense: Increased 31%, primarily due to an increase in costs related to certain previously renewed co-brand partnerships.

•	Salaries and Employee Benefits Expense: Decreased 6% versus the prior year and 1% on an FX-adjusted basis,[19] driven by lower compensation costs as a result of previous restructuring initiatives.

•	Professional Services Expense: Decreased 6%, due in part to lower incentives paid to third party merchant acquirers as a result of the shift to OptBlue, as well as transaction costs incurred in the prior year as a result of the Global Business Travel joint venture transaction.
•	Occupancy and Equipment Expense: Increased 21%, driven by a $91MM impairment charge related to previously capitalized software development costs, primarily within Enterprise Growth, including the decision not to continue with certain initiatives within the group.

•	Communications Expense: Decreased $7MM from Q3’14 to $84MM.
•	Other, Net Expense: Was $341MM versus $342MM in Q3’14, due primarily to a litigation reserve release of $64MM in the GNMS segment associated with the rejected 2013 merchant litigation settlement, partially offset by a gain from FX hedging activity in Q3’14 and a small gain related to the Business Travel joint venture transaction in the prior year.
•	Pretax Margin: Was 23.7% of total revenues net of interest expense in Q3’15 compared with 27.1% in Q3’14.
•	Effective Tax Rate: Was 34.7% in Q3’15 compared with 34.2% in Q3’14.

[18]	See Note 3, page 1.
[19]	Marketing and Promotion, and Salaries and Employee Benefits Expenses on an FX-adjusted basis are non-GAAP measures. See Note 1, page 1.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2015 OVERVIEW

CAPITAL

•	Capital Distribution to Shareholders: During Q3’15, approximately 126% of capital generated was distributed to common shareholders through the Company’s quarterly common share dividend and share repurchases.

The Company repurchased 18MM common shares at an average price of $76.47 in Q3’15 versus 13MM common shares at an average price of $88.49 in Q3’14.

Series C Preferred Shares dividend declared during the third quarter was $22.3MM.

Shares Outstanding:
	Millions of Shares
	Q3’15	Q2’15	Q3’14
Beginning of period	1,002	1,016	1,046
Repurchase of common shares	(18)	(16)	(13)
Employee benefit plans, compensation and other	1	2	2
End of period	985	1,002	1,035

Capital Ratios: As of September 30, 2015, the Company’s consolidated risk-based capital ratios,20 as calculated under U.S. regulatory capital standards, known as Basel III, inclusive of transition provisions, were as follows:

($ in billions)	September 30, 2015
Common Equity Tier 1/Risk Weighted Assets (“RWA”)	13.2%
Tier 1	14.3%
Total	16.2%

Common Equity Tier 1	$17.1
Tier 1 Capital	$18.7
Tier 2 Capital	$2.4
Total Capital	$21.1

RWA	$130.2

Tangible Common Equity (“TCE”)21/RWA	12.3%
Tier 1 Leverage	12.1%
Supplementary Leverage Ratio (“SLR”)[22]	10.2%
TCE	$16.0
Average Total Assets to calculate the Tier 1 Leverage Ratio[23]	$153.7
Total Leverage Exposure to calculate SLR	$182.8

Had the Basel III rules been fully phased in during Q3’15, the Company estimates that the reported Common Equity Tier 1 and Tier 1 capital ratios would be approximately 59 bps and 55 bps lower, respectively, than the reported transitional Basel III ratios. The estimated Supplementary Leverage Ratio had the Basel III rules been fully phased in during Q3’15 would have been 9.8%.24 The Basel III Common Tier 1 and Tier 1 capital ratios are calculated using the standardized approach. We also report capital adequacy standards on a parallel basis to regulators under Basel requirements for a Basel III Advanced Approaches institution. The parallel period will continue until we receive regulatory approval to exit parallel reporting and subsequently begin publicly reporting our capital ratios using both Basel III Standardized and Advanced Approaches.

[20]	These ratios represent preliminary estimates as of the date of this Earnings Supplement and may be revised in the Company’s September 30, 2015 Form 10-Q.
[21]
Tangible common equity, a non-GAAP measure, excludes goodwill and other intangibles of $3.8B and preferred shares of $1.6B from total shareholders’ equity of $21.3B. The Company believes presenting the ratio of tangible common equity to risk-weighted assets is a useful measure of evaluating the strength of the Company’s capital position.

[22]
The Company is required to calculate a Supplementary Leverage Ratio, which is defined as Tier 1 capital divided by Total Leverage Exposure. The Total Leverage Exposure reflects average total consolidated assets with adjustments for Tier 1 capital deductions and includes off-balance sheet derivatives exposures, repo-style transactions and credit equivalents of undrawn commitments that are both conditionally and unconditionally cancellable.

[23]	Presented for the purpose of calculating the Tier 1 Leverage Ratio.
[24]	The Common Equity Tier 1 and Tier 1 capital ratios and the Supplementary Leverage Ratio, all under Fully Phased-in Basel III, are non-GAAP measures. The Company believes the presentation of the capital ratios is helpful to investors by showing the impact of Basel III. The impact of the Basel III rule will change over time based upon changes in the size and composition of the Company’s balance sheet; and the impact for the third quarter of 2015 is not necessarily indicative of the impact in future periods. Refer to Annex 1 for a reconciliation.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2015 OVERVIEW

FUNDING AND LIQUIDITY

•	Funding Activities: The Company was in compliance with the liquidity requirements to which it is subject, including the Liquidity Coverage Ratio (LCR), for Q3’15. During Q3’15, the Company primarily funded its business through deposit-taking and capital markets issuances.

-	Deposits: The Company held the following deposits:

($ in billions)	September 30, 2015	June 30, 2015	Change
U.S. Direct Deposits[25]	$28.5	$28.0	$0.5
U.S. 3rd Party CDs	11.1	9.4	1.7
U.S. 3rd Party Sweep Accounts	8.9	8.9	-
Other Deposits	0.2	0.2	-
Card Member Credit Balances	0.6	0.7	(0.1)
Total	$49.3	$47.2	$2.1

The total portfolio of U.S. retail Certificates of Deposit (“CDs”) issued through the direct deposit and third-party programs had a weighted average remaining maturity of 30.1 months and a weighted average rate at issuance of 1.66%.

-	Unsecured Debt: On July 31, 2015, American Express Credit Corporation issued $1.4B of senior unsecured notes with a maturity of 3 years consisting of (i) $900MM of fixed-rate senior notes at 1.800% and (ii) $500MM of floating-rate senior notes at 3 month Libor + 61 bps. On September 14, 2015, American Express Credit Corporation issued $2.0B of senior unsecured notes with a maturity of 5 years consisting of (i) $1.5B of fixed-rate senior notes at 2.600% and (ii) $500MM of floating-rate senior notes at 3 month Libor + 105 bps.

-	Secured Debt: On July 20, 2015, the American Express Credit Account Master Trust issued asset-backed securities with a maturity of 2 years consisting of $1.0B of Class A certificates at 1 month Libor + 29 bps.

-	6.80% Subordinated Debentures due 2036: As of September 30, 2015, the Company’s “tangible common equity,” a non-GAAP measure, was $16.5B26 and “total adjusted assets” (which is the same amount as the total consolidated assets as reflected on the Company’s balance sheet) were $154.2B.

[25]	Direct Deposits primarily includes the Personal Savings® direct deposit program, which consisted of $28.2B from high-yield savings accounts and $0.2B from retail CDs as of September 30, 2015.
[26]	As defined in the Subordinated Debentures, the Company’s “tangible common equity” means total shareholders’ equity, excluding preferred stock, of the Company reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2015 OVERVIEW

OTHER ITEMS OF NOTE

•	Corporate & Other: Net expense reported in Corporate & Other was $230MM in Q3’15 compared with $189MM in Q2’15 and $185MM in Q3’14.
--	The higher net expense compared to Q2’15 was driven by an impairment charge related to previously capitalized software development costs within Enterprise Growth, including the decision not to continue with certain initiatives within the group.
--	The higher net expense compared to Q3’14 was primarily driven by an impairment charge related to previously capitalized software development costs within Enterprise Growth, including the decision not to continue with certain initiatives within the group, as well as a gain on the sale of ICBC shares in the prior year.

Reclassification of Partner Payments: In Q1’15, the Company changed the classification related to certain payments to co-brand partners reducing both marketing and promotion and discount revenue. The misclassification in prior periods has been conformed to the current period presentation. The discount rate for prior periods has also been revised accordingly, resulting in a reduction of between zero and one basis point in any period from what was originally reported.

EXPANDED PRODUCTS AND SERVICES

During the quarter, American Express continued to invest in growth opportunities through expanded products and services, including:

•	Continuing to sign new merchants around the world to the American Express network. Sam’s Club, the eighth largest U.S. retailer and a leading membership warehouse club for small businesses and consumers, now accepts American Express at its more than 650 locations in the U.S. and Puerto Rico. The Pittsburgh Steelers now accept the American Express Card for game tickets, merchandise and other purchases in their stadium. In Europe, H&M, the large, multi-national retail-clothing company, now accepts American Express online in Sweden and Germany. And, we signed Tiger Airways Singapore Pte. Ltd., a subsidiary of Singapore Airlines and a low-cost carrier with flights to 38 destinations across 12 countries in Asia.
•	Launching new travel benefits for the Starwood Preferred Guest® (SPG®) Credit Card from American Express, including no foreign transaction fees, complimentary Boingo Wi-Fi, complimentary premium in-room internet access, and access to Sheraton Club Lounges for SPG American Express OPEN Card Members. The new annual fee for the card is $95 (from $65).
•	Launching the Apple Pay™ capability on all U.S. Corporate Cards, allowing Card Members to pay on the go with compatible Apple devices. The Company also partnered with Apple to allow consumer Card Members in the United Kingdom to make purchases through the Apple Pay digital wallet.
•	Launching a new e-commerce technology integration that enables U.S. Card Members enrolled in the Membership Rewards® program to use their points for online purchases on BestBuy.com.
•	Launching a new issuing partnership with BNL in Italy and launched the BNL DUO American Express® card and BNL Hello! DUO American Express® card.
•	Announcing a new partnership with TopCashback in China that enables eligible members to receive a cash rebate for cross-border online purchases made through their site.
•	Supporting GNS partners in launching a wide range of new products, including: MBNA Everyday Plus American Express® Credit Card in the UK; Iberia Sendo Profesional Card in Spain; American Express® Cashback Credit Card in Cebu Island in The Philippines, and CITIC American Express® Platinum Card and SPDB Dream American Express® Platinum/Gold Card in China.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2015
ANNEX 1

The following table presents a comparison of the Company's common equity Tier 1 and Tier 1 risk-based capital under Transitional Basel III rules, and estimated common equity Tier 1 and Tier 1 risk-based capital under Fully Phased-in Basel III rules, for purposes of calculating the estimated common equity Tier 1 and Tier 1 capital ratios and the supplementary leverage ratio under Transitional and Fully Phased-in Basel III rules.

(Billions, except ratios)	Common Equity Tier 1	Tier 1
Risk-Based Capital under Transitional Basel III	17.1	18.7
Adjustments related to:
AOCI	(0.2)	(0.2)
Transition provisions for intangible assets	(0.5)	(0.5)

Deferred tax assets	(0.1)	(0.1)

Other	--	0.0
Estimated Risk-Based Capital under Fully Phased-In Basel III(a)	16.3	17.9

Risk-Weighted Assets under Transitional Basel III	130.2
Estimated Risk-Weighted Assets under Fully Phased-In Basel III(a)	129.9
Common Equity Tier 1 ratio under Transitional Basel III Rule	13.2%
Estimated Common Equity Tier 1 ratio under Fully Phased-In Basel III Rule(a)(b)	12.6%
Tier 1 Risk-based Capital Ratio under Basel III Transitional Rule	14.3%
Estimated Tier 1 Risk-based Capital Ratio under Fully Phased-In Basel III Rule(a)(c)	13.8%
Average Total Assets for Supplementary Leverage Capital Purposes	182.8
Supplementary Leverage Ratio under Basel III Transitional Rule Estimated	10.2%
Supplementary Leverage Ratio under Fully Phased-In Basel III Rule(a)(d)	9.8%

(a)	Estimated common equity Tier 1 capital, Tier 1 capital, risk-weighted assets and average total assets for supplementary leverage capital purposes under the fully phased-in Basel III Rule reflect the Company’s current interpretation of the fully phased-in Basel III rules using the standardized approach. The estimated fully phased-in Basel III amounts could change in the future if the Company’s business changes.
(b)	The common equity Tier 1 capital ratio under the fully phased-in Basel III rule is calculated as common equity Tier 1 capital under fully phased-in Basel III rules divided by estimated risk-weighted assets under fully phased-in Basel III rules.
(c)	The Tier 1 risk-based capital ratio under the fully phased-in Basel III rule is calculated as Tier 1 risk-based capital under the fully phased-in Basel III rule divided by estimated risk-weighted assets under the fully-phased in Basel III rule.
(d)	The fully phased-in Basel III supplementary leverage ratio is calculated by dividing fully phased-in Basel III Tier 1 capital by Total Leverage Exposure which represents average total consolidated assets with adjustments for Tier 1 capital deductions and off-balance sheet derivatives exposures, repo-style transactions and credit equivalents of undrawn commitments that are both conditionally and unconditionally cancellable.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2015
ANNEX 2

Calculation of Net Interest Yield on Card Member Loans
(Millions, except percentages and where indicated)	Q3’15	Q3’14
Net interest income	$1,505	$1,395
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	234	247
Interest income not attributable to the Company's Card Member loan portfolio	(96)	(90)
Adjusted net interest income(a)	$1,643	$1,552

Average loans (billions)	$69.0	$66.4
Exclude certain non-traditional Card Member loans and other fees (billions)	(0.2)	(0.2)
Adjusted average loans (billions)(a)	$68.8	$66.2

Net interest income divided by average loans(b)	8.7%	8.5%
Net interest yield on Card Member loans(c)	9.5%	9.3%

(a)	Adjusted net interest income and adjusted average loans are non-GAAP measures. The Company believes adjusted net interest income and adjusted average loans are useful to investors because they are components of net interest yield on Card Member loans.
(b)	This calculation includes elements of total interest income and total interest expense that are not attributable to the Card Member loan portfolio, and thus is not representative of net interest yield on Card Member loans. The calculation includes interest income and interest expense attributable to investment securities and other interest-bearing deposits as well as to Card Member loans, and interest expense attributable to other activities, including Card Member receivables.
(c)	Net interest yield on Card Member loans, a non-GAAP measure, is computed by dividing adjusted net interest income by adjusted average loans, computed on an annualized basis. The calculation of net interest yield on Card Member loans includes interest that is deemed uncollectible. For all presentations of net interest yield on Card Member loans, reserves and net write-offs related to uncollectible interest are recorded through provisions for losses — Card Member loans; therefore, such reserves and net write-offs are not included in the net interest yield calculation. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company's Card Member loan portfolio.

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2015
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This supplement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address the Company’s expected business and financial performance and which include management’s outlook for 2015-2017, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•	the Company’s ability to achieve earnings per common share (“EPS”) growth for the full year 2015 between $5.20 and $5.35, which will depend in part on the following: billed business and revenue growth rates in the fourth quarter, which could be impacted by, among other things, a decline in consumer confidence impacting the willingness and ability of Card Members to sustain spending, deterioration in the corporate and small business spending levels, weakening economic conditions in the U.S. or internationally, concerns regarding U.S. debt and budget matters, and an increase in the erosion of the average discount rate due to mix, competition, timing of merchant re-signings or other factors; the impact of any potential restructuring charges or other contingencies, including, but not limited to, unanticipated litigation-related expenses, impairments to goodwill or other intangible assets, regulatory fines, an increase in Card Member reimbursements and changes in reserves; credit performance worsening beyond current expectations; a decline in the Card Member loan portfolio; the Company’s tax rate remaining in line with recent performance, which could be impacted by, among other things, the potential failure of the U.S. Congress to renew legislation regarding the active financing exception to Subpart F of the Internal Revenue Code, the Company’s geographic mix of income being weighted more to higher tax jurisdictions than expected and unfavorable tax audits and other unanticipated tax items; the ability to continue to realize benefits from the Company’s 2014 restructuring actions and operating leverage at levels consistent with recent quarters; the U.S. dollar strengthening beyond current expectations; the amount the Company spends in the fourth quarter on growth initiatives; significant changes in interest rates; the impact of accounting changes and reclassifications; and the Company’s ability to continue executing its share repurchase program;

•	the Company’s ability to achieve earnings per share growth in 2016 and return to the Company’s on-average and over-time EPS growth target in 2017, which will depend on factors such as: the Company’s success in implementing its strategies and business initiatives, including growing profitable spending through proprietary, co-brand and network products, increasing penetration among corporate clients, expanding its international footprint, growing loyalty coalitions and marketing services, increasing merchant acceptance, controlling expenses and addressing the end of the Costco U.S. relationship; the terms and outcome of the Costco U.S. Card Member loan portfolio sale discussions; the behavior of Card Members and their actual spending patterns; the impact of new regulations in the European Union, the court’s order in the U.S. Department of Justice case in the marketplace and regulatory and competitive pressures generally; the effectiveness of the Company’s marketing and loyalty programs; credit trends; changes in foreign currency exchange and interest rates; changes in general economic conditions, such as GDP growth, consumer confidence, unemployment and the housing market; and on other factors outside management’s control;

•	the actual amount to be spent by the Company on growth initiatives, including on marketing and promotion, technology development and contra-discount revenue items, as well as the timing of any such spending, which will be based in part on management’s assessment of competitive opportunities, overall business performance, the amount of any potential gain arising from a sale of the Costco U.S. Card Member loan portfolio the Company decides to spend on growth initiatives, contractual obligations with business partners, management’s ability to identify attractive investment opportunities and make such investments, which could be impacted by business, regulatory or legal complexities and the Company’s performance, and the Company’s ability to realize efficiencies and control expenses to fund such spending;

•	uncertainty related to the Company’s ability to drive growth and achieve attractive returns from spending on growth initiatives, which will depend in part on the Company’s ability to develop and market value propositions that appeal to Card Members and new customers and on the Company’s ability to offer attractive services and rewards programs, as well as increasing competition, brand perceptions and reputation, the behavior of the Company’s Card Members and their actual spending patterns, and ineffective or insufficient levels of investments, including on marketing and promotion expenses, new product development, acquisition efforts, including through digital channels, and attractive Card Member services and rewards programs;

•	the ability to hold annual operating expense growth to less than 3 percent for 2015, which could be impacted by unanticipated increases in significant categories of operating expenses, such as consulting or professional fees, compliance or regulatory-related costs and technology costs, any potential restructuring charges, the payment of civil money penalties, disgorgement and restitution, the Company’s decision to increase or decrease spending in such areas as technology development depending on overall business performance, the Company’s ability to achieve the expected benefits of the Company’s reengineering plans, the Company’s ability to balance expense control and investments in the business, the impact of changes in foreign currency exchange rates on costs, the impact of accounting changes and reclassifications, and the level of acquisition activity and related expenses;

AMERICAN EXPRESS COMPANY
THIRD QUARTER 2015

•	the Company’s lending write-off rates increasing more quickly than current expectations and reserves building more than modestly, and the concomitant impact on the Company’s provision expense being higher than current expectations, which will depend in part on changes in the level of the Company’s loan balances, delinquency rates of Card Members, unemployment rates, the volume of bankruptcies and recoveries of previously written-off loans;

•	uncertainty relating to the ultimate outcome of the lawsuit filed against the Company by the U.S. Department of Justice and certain state attorneys general, including the success or failure of our appeal and the impact of the court’s order in the marketplace, including significantly increased merchant steering or other actions impairing the Card Member experience, as well as on existing private merchant cases, and potentially additional litigation and/or arbitrations;

•	the Company’s ability to execute against its lending strategy, which may be affected by increasing competition, brand perceptions and reputation, the Company’s ability to manage risk in a growing Card Member loan portfolio, and the behavior of the Company’s Card Members and their actual spending patterns, which in turn may be driven by the Company’s ability to issue new and enhanced card products, offer attractive services and rewards programs, attract new Card Members, reduce Card Member attrition and capture a greater share of existing Card Members’ spending and borrowing;

•	the ability of the Company to grow in international markets, which could be impacted by business practices that favor local competitors or prohibit or limit foreign ownership of certain businesses; continued regulation in the payments space; the Company’s ability to partner with additional GNS issuers and the success of GNS partners in acquiring Card Members and/or merchants; political or economic instability, which could affect lending and other commercial activities, among other businesses; the Company’s ability to tailor products and services to make them attractive to local customers; and competitors with more scale and experience and more established relationships with relevant customers, regulators and industry participants;

•	uncertainties associated with the impact of any potential sale of the Costco Card Member loan portfolio, including the result of discussions with Costco and its new co-brand issuer, the ability and willingness of the new issuer to purchase the portfolio and the timing and magnitude of the recognition of any gain by the Company as a result of a sale, which will be impacted by the credit quality and performance of the portfolio;

•	the possibility that the Company will not fully execute on its plans for OptBlue, including bringing incremental volumes onto the American Express network over the next several years, which will depend in part on the success of OptBlue merchant acquirers in signing merchants to accept American Express, which could be impacted by the pricing set by the merchant acquirers and the value proposition offered to small merchants and the priority given to the Company by OptBlue merchant acquirers, as well as the willingness of Card Members to use American Express cards at small merchants;

•	the ability of the Company to add new benefits and introduce new products and services, which will depend in part on the Company’s ongoing investment in product innovation, the ability of the Company to update its systems and platforms to support new products, services and benefits, the degree of interest of Card Members in the value proposition offered by the Company and the Company’s ability to tailor new products and services to make them attractive to Card Members; and

•	factors beyond the Company’s control such as changes in global economic and business conditions, including consumer and business spending, the availability and cost of capital, unemployment and political conditions, foreign currency rates, fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, health pandemics, terrorism, cyber attacks or fraud, which could significantly affect spending on American Express cards, delinquency rates, loan balances and travel-related spending or disrupt the Company’s global network systems and ability to process transactions.
A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2015 and the Company’s other reports filed with the Securities and Exchange Commission.